This document contains   pages. The exhibit index is located on page  .
    As filed with the Securities and Exchange Commission on December 13, 1996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CAREMATRIX CORPORATION
               (Exact name of issuer as specified in its charter)

             Delaware                                04-3069586
   (State or other jurisdiction         (I.R.S. employer identification no.)
of incorporation or organization)

                 197 First Avenue, Needham, Massachusetts, 02194
                    (Address of principal executive offices)


                           1996 EQUITY INCENTIVE PLAN
                       1991 COMBINATION STOCK OPTION PLAN
                      1995 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of plans)


     Robert M. Kaufman                               Copy to:
   CareMatrix Corporation                     Michael J. Bohnen, Esq.
      197 First Avenue                     Nutter, McClennen & Fish, LLP
Needham, Massachusetts 02194                  One International Place
       (617) 433-1000                    Boston, Massachusetts 02110-2699
(Name, address and telephone                      (617) 439-2000
number of agent for service)



                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                                 Proposed            Proposed
                                                                  maximum             maximum
Title of each class of securities to     Amount being         offering price    aggregate offering        Amount of
           be registered                registered (1)         per share(2)            price          registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,                           727,540 Shares            $12.59           $9,159,728.60
     $.05 par value per share           908,460 Shares            $13.44          $12,209,702.40
-----------------------------------------------------------------------------------------------------------------------
Total                                  1,636,000 Shares           $13.06            $21,369,431            $7,369
=======================================================================================================================

(1) This Registration Statement covers 1,636,000 shares of Common Stock under the 1996 Equity Incentive Plan the 1991 Combination Stock Option Plan and the 1995 Non-Qualified Stock Option Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock split, stock dividend or other similar transaction.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average price of exercise options to purchase 727,540 shares of Common Stock and the average of the high and low prices per share of Common Stock quoted on American Stock Exchange on December 11, 1996 with respect to 908,460 shares of Common Stock.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         CareMatrix Corporation. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Prospectus dated October 24, 1996 (the "Prospectus") filed with the Commission on October 24, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended;

         (b) The description of the Company's Common Stock, par value $.05 per share, contained in the Company's Registration Statement on Form S-1, filed with the Commission on September 5, 1996, and as amended on October 7, 1996 and October 22, 1996;

         (c) The Company's financial report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission pursuant to Section 15(d) of the Exchange Act;

         (d) The Company's Report on Form 10-Q for the quarter ended March 30, 1996 filed with the Commission on May 15, 1996;

         (e) The Company's Report on Form 10-Q for the quarter ended June 30, 1996, filed with the Commission on July 31, 1996;

         (f) The Company's Report on Form 10-Q for the quarter ended September 30, 1996, filed with the Commission on November 14, 1996;

         (g) The Company's 1995 Annual Report; and

         (h) The Company's Report on Form 8-K filed with the Commission on July 15, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The validity of the shares of Common Stock offered hereunder has been passed upon by Nutter, McClennen & Fish, LLP and Robinson & Cole.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

         The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

         The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

Item 7.  Exemption from Registration.
         ---------------------------

         Not applicable.

Item 8.  Exhibits.
         -------

         See the Exhibit Index immediately preceding the exhibits attached hereto.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's certificate of incorporation and by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on the day 16 of December 1996.

                             CAREMATRIX CORPORATION


                                                     By: /s/ Robert M. Kaufman
                                                         ----------------------
                                                         Robert M. Kaufman
                                                         President


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Robert M. Kaufman, James M. Clary, III, Michael J. Bohnen and Alexander S. Glovsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                     Title                               Date
                   ---------                                     -----                               ----
          ___________________________                    Chairman of the Board                  ___________, 1996
              Abraham D. Gosman


          /s/ Robert M. Kaufman
          ___________________________                    President, Treasurer,                  December 16, 1996
              Robert M. Kaufman                       Principle Executive Officer
                                                                 and
                                                      Principal Accounting Officer


                                       -6-



                   Signature                                     Title                             Date
                   ---------                                     -----                             ----


          ___________________________                   Vice Chairman and Director           ___________, 1996
               Andrew D. Gosman


          /s/  Michael J. Doyle
          ___________________________                  Chief Executive Officer and           December 17, 1996
               Michael J. Doyle                                 Director


          /s/ Michael M. Gosman
          ___________________________                 Executive Vice President and           December 17, 1996
              Michael M. Gosman                                 Director


          /s/  Donald J. Amaral
          ___________________________                           Director                     December 13, 1996
               Donald J. Amaral

          /s/  H. Loy Anderson, Jr.
          ___________________________                           Director                     December 13, 1996
             H. Loy Anderson, Jr.

          /s/  Bedros Baharian
          ___________________________                           Director                     December 12, 1996
             Rev. Bedros Baharian

          ___________________________                           Director                     ___________, 1996
               Stephen E. Ronai



                                  EXHIBIT INDEX


Exhibit No.                Title
-----------                -----
Exhibit 4.1                1996 Equity Incentive Plan, as amended

Exhibit 4.2                1991 Combination Stock Option Plan, as amended

Exhibit 4.3                1995 Non-Qualified Stock Option Plan, as amended

Exhibit 5.1                Opinion of Nutter, McClennen & Fish, LLP

Exhibit 5.2                Opinion of Robinson & Cole

Exhibit 23.1               Consent of Nutter, McClennen & Fish, LLP (contained in Exhibit 5.1)

Exhibit 23.2               Consent of Robinson & Cole (contained in Exhibit 5.2)

Exhibit 24                 Power of Attorney (contained in Part II of the Registration Statement)




                                       -8-